Collective Brands Reports Third Quarter 2010 Financial Results

Net Earnings $48 Million, Up 29%; Earnings Per Share $0.75, Up 32% Net Sales Up 2%; Wholesale Sales Up 27%

TOPEKA, KS -- (Marketwire - December 01, 2010) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for its third quarter ended October 30, 2010. Third quarter 2010 net earnings attributable to Collective Brands, Inc. were $47.6 million, or $0.75 per diluted share, compared to $36.9 million, or $0.57 per diluted share, in the third quarter of 2009. Taking into account last year's non-GAAP adjustments, third quarter 2009 net income was $39.4 million, or $0.61 per diluted share.

Collective Brands' third quarter 2010 net sales increased 1.7% to $881.8 million. This was driven by sales growth of 26.9% from the Performance + Lifestyle Group ("PLG") Wholesale segment partially offset by Collective Brands' 2.7% comparable store sales(1) decline. The Oprah Winfrey promotional event ("Oprah promotion") in third quarter 2009 was not anniversaried this year and included approximately $20 million in sales affecting the third quarter 2010 comparable store sales comparison by nearly three percentage points.

"Collective Brands had a strong quarter, as we again delivered a double-digit percentage earnings increase. Our business model is working well -- offering customers great brands across multiple categories, price points, distribution channels and geographies while leveraging shared platforms and capabilities," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "Our Performance & Lifestyle Group delivered sales growth in every brand -- Sperry Top-Sider, Saucony, Keds and Stride Rite -- and in each distribution channel: wholesale, retail, and e-commerce. Payless sales and earnings again showed strong growth internationally, while the domestic business showed improvement from the second quarter."

Consolidated Quarterly Results -- Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended October 30, 2010 and October 31, 2009:

                                                 3rd Qtr  3rd Qtr
                                                   2010     2009    Change
                                                 -------  -------  --------
Net sales                                        $ 881.8  $ 867.0  $   14.8
Gross margin                                        37.3%    36.0%  130 bps
Operating margin                                     7.8%     7.0%   80 bps
Net earnings attributable to Collective Brands,
 Inc.                                            $  47.6  $  36.9  $   10.7
Diluted earnings per share                       $  0.75  $  0.57  $   0.18

-- Net sales for the quarter increased $14.8 million due to global growth in PLG Wholesale and Payless International partially offset by
   Collective Brands' 2.7% comparable store sales decline.
-- The gross margin rate increased 130 basis points primarily due to less promotional activity at retail and more first-quality sales at wholesale as well as lower occupancy costs. Approximately 50 basis points of the increase was due to the combination of the Oprah promotion and non-GAAP adjustments last year.
-- Operating margin increased 80 basis points as higher net sales and gross margin were partially offset by increased marketing spending in selling, general and administrative (SG&A) expenses.

Year-to-date, Collective Brands sales increased 1.4% to $2,601.9 million and operating profit increased 21.7% to $187.1 million. Earnings per share increased 30.1% to $1.90.

Inventory at the end of the third quarter was $492.5 million, up 22.1% versus the third quarter last year. The higher inventory level was driven by lower than normal inventory last year due to sell-off related to the Oprah promotion, a greater mix of higher-cost product at Payless, inventory to support the growth of the PLG brands, and higher product costs per unit. Aged inventory as a percentage of total inventory decreased. Overall inventory levels are in-line with expectations and well-positioned for the fourth quarter.

During the third quarter, the Company added 19 new Payless stores, closed 19 stores (14 Payless and 5 PLG), and relocated 8 Payless stores.

Retail Store
 Counts             Oct. 30, 2010 Jul. 31, 2010 Jan. 30, 2010 Oct. 31, 2009
                    ------------- ------------- ------------- -------------
Payless ShoeSource          4,477         4,472         4,470         4,483
Performance +
 Lifestyle Group              380           385           363           363
                    ------------- ------------- ------------- -------------
Total Stores                4,857         4,857         4,833         4,846
                    ============= ============= ============= =============

As of October 30, 2010, the Company also franchised 32 Payless stores internationally (which are not reflected in the above totals).

Net debt(2) at the end of the third quarter was $347.4 million, a decline of $72.4 million from the prior year period. During the third quarter, the Company repurchased 2.0 million shares for $28.0 million and paid down $62.6 million of debt. Capital expenditures through the first three quarters of 2010 were $67.3 million. Free cash flow(2) through the first three quarters of 2010 was $146.1 million.

Quarterly Segment Results (dollars in millions)

                                 2010       2009     $ Change   % Change
                               ---------  ---------  ---------  ---------
NET SALES
  Payless Domestic             $   548.9  $   578.1  $   (29.2)      (5.1%)
  Payless International            118.5      110.0        8.5        7.7%
  PLG Wholesale                    141.6      111.6       30.0       26.9%
  PLG Retail                        72.8       67.3        5.5        8.2%
                               ---------  ---------  ---------  ---------
TOTAL                          $   881.8  $   867.0  $    14.8        1.7%
                               =========  =========  =========  =========

                                 2010       2009     $ Change   % Change
                               ---------  ---------  ---------  ---------
OPERATING PROFIT
  Payless Domestic             $    35.3  $    44.5  $    (9.2)     (20.7%)
  Payless International             19.1       11.2        7.9       70.5%
  PLG Wholesale                      7.3        0.1        7.2       N.A.
  PLG Retail                         7.1        5.2        1.9       36.5%
                               ---------  ---------  ---------  ---------
TOTAL                          $    68.8  $    61.0  $     7.8       12.8%
                               =========  =========  =========  =========

                                 2010       2009       Change
                               ---------  ---------  ---------
OPERATING MARGIN
  Payless Domestic                   6.4%       7.7% (130) bps
  Payless International             16.1%      10.2%   590 bps
  PLG Wholesale                      5.2%       0.1%   510 bps
  PLG Retail                         9.8%       7.7%   210 bps
                               ---------  ---------  ---------
TOTAL                                7.8%       7.0%    80 bps
                               =========  =========  =========

-- Payless Domestic -- Net sales decreased due to a 4.6% comparable store sales decline and 31 fewer stores. The anniversary of the Oprah promotion unfavorably impacted the segment's comparable store sales by three percentage points. Gains in boots, accessories, and fitness footwear were more than offset by declines in select children's and women's departments. Operating profit decreased due primarily to the sales decline offset in part by gross margin improvement.
-- Payless International -- Net sales increased driven by comparable store sales growth of 4.9% led by Latin America, favorable foreign exchange rates in Canada, and 25 more net new stores primarily in
   Latin America. Operating profit increased due to sales growth combined with gross margin expansion in every region.
-- PLG Wholesale -- Net sales increased 26.9% due to higher sales in all brands -- Sperry Top-Sider, Saucony, Keds, and Stride Rite.
   Operating profit increased due to higher sales offset in part by higher marketing costs. Amortization of intangible assets due to the acquisition of PLG was $2.8 million, or $0.03 per share, in the quarter.
-- PLG Retail -- Net sales increased driven by 1.6% comparable store sales growth and 17 more stores. Operating profit increased due to the sales increases, fewer markdowns, and cost improvement initiatives.

Outlook for Collective Brands

-- Over the long term, the Company has set a target to grow earnings per share approximately 12% to 16% annually. This would be driven by 3% to
   5% net sales growth and 9% to 12% operating profit growth.
-- The Company intends to reduce its leverage ratio of Net Debt to
   EBITDA(2) to near 1x by the end of fiscal 2010.
-- Currently, the Company has a share repurchase authorization of
   $159 million and intends to repurchase shares to the extent permitted by its debt covenants.
-- The 2010 effective tax rate is expected to be approximately 18%
   excluding discrete events.
-- Depreciation and amortization for 2010 is expected to total nearly
   $140 million.
-- Capital expenditures are expected to total nearly $100 million in 2010 and increase to $110 million in 2011.
-- Year-end 2010 retail store count is expected to increase by approximately 20 stores, net of store closings.

                                       Open   Close   Change
                                      ------- ------- ------
Payless
  Payless Domestic                         55      80    (25)
  Payless International                    40      15     25
                                      ------- ------- ------
Payless Total                              95      95      0
PLG Total                                  25       5     20
                                      ------- ------- ------
Collective Brands Total                   120     100     20
                                      ======= ======= ======

In addition, the Company anticipates having a total of 35-40 franchise stores in six countries by year-end.

Notes to Financial Data

(1) Comparable store sales include Payless stores from all regions and PLG stores. The calculation excludes franchised stores.

(2) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands' business and provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Free cash flow -- Defined as cash flow provided by operating activities less capital expenditures. Free cash flow provides useful information about the Company's liquidity, its ability to make investments and to service debt.

Net debt -- Defined as total debt minus cash and cash equivalents. Net debt provides useful information about the capacity of the Company to reduce its debt and improve its capital structure.

EBITDA -- Defined as earnings before interest, taxes, depreciation and amortization. EBITDA provides useful information about the Company's operations because it eliminates the effect of invested capital on the Company's operating profit.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "expected," "intends," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to, outcomes of current or future litigation including but not limited to intellectual property, employment litigation, and class actions; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; changes in consumer preferences, spending patterns and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, e.g. changes in the value of the dollar relative to the Chinese yuan or Canadian dollar; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 30, 2010 in Part I, Item 1A, "Risk Factors." Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2009 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2009 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(dollars and shares in
 millions, except per share
 data)                          13 Weeks Ended          39 Weeks Ended
                            ----------------------  ----------------------
                            October 30, October 31, October 30, October 31,
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------

Net sales                   $    881.8  $    867.0  $  2,601.9  $  2,566.2

Cost of sales                    552.6       555.2     1,646.9     1,668.9

                            ----------  ----------  ----------  ----------
Gross margin                     329.2       311.8       955.0       897.3

Selling, general and
 administrative expenses         260.4       250.8       767.9       743.5

                            ----------  ----------  ----------  ----------
Operating profit from
 continuing operations            68.8        61.0       187.1       153.8

Interest expense                  12.0        14.8        37.6        46.4

Interest income                   (0.3)       (0.2)       (0.6)       (1.0)

Loss on early
 extinguishment of debt            0.5           -         1.3           -

                            ----------  ----------  ----------  ----------
Net earnings from
 continuing operations
 before income taxes              56.6        46.4       148.8       108.4

Provision for income taxes         6.4         8.2        20.6        13.1

                            ----------  ----------  ----------  ----------
Net earnings from
 continuing operations            50.2        38.2       128.2        95.3

Loss from discontinued
 operations, net of income
 taxes                               -        (0.1)          -        (0.2)

                            ----------  ----------  ----------  ----------
Net earnings                      50.2        38.1       128.2        95.1

Net earnings attributable
 to noncontrolling
 interests                        (2.6)       (1.2)       (5.3)       (1.5)

                            ----------  ----------  ----------  ----------
Net earnings attributable
 to Collective Brands, Inc. $     47.6  $     36.9  $    122.9  $     93.6
                            ==========  ==========  ==========  ==========

Basic earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders:
    Earnings per share
     from continuing
     operations             $     0.75  $     0.58  $     1.92  $     1.47
    Earnings per share
     from discontinued
     operations                      -           -           -           -
                            ----------  ----------  ----------  ----------
Basic earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders:              $     0.75  $     0.58  $     1.92  $     1.47
                            ==========  ==========  ==========  ==========

Diluted earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders:
    Earnings per share
     from continuing
     operations             $     0.75  $     0.57  $     1.90  $     1.46
    Loss per share from
     discontinued
     operations                      -           -           -           -
                            ----------  ----------  ----------  ----------
Diluted earnings per share
 attributable to Collective
 Brands, Inc. common
 shareholders:              $     0.75  $     0.57  $     1.90  $     1.46
                            ==========  ==========  ==========  ==========

Basic weighted average
 shares outstanding               62.2        63.2        63.0        63.1

Diluted weighted average
 shares outstanding               62.6        63.7        63.8        63.3

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                    October 30, October 31,
(dollars in millions)                                   2010        2009
                                                    ----------  ----------
ASSETS:

Current assets:
    Cash and cash equivalents                       $    358.3  $    470.7
    Accounts receivable, net                             111.4        82.9
    Inventories                                          492.5       403.2
    Current deferred income taxes                         36.0        32.2
    Prepaid expenses                                      55.3        49.8
    Other current assets                                  20.7        26.3
    Current assets of discontinued operations                -         0.7
                                                    ----------  ----------
Total current assets                                   1,074.2     1,065.8

Property and Equipment:
    Land                                                   6.7         7.0
    Property, buildings and equipment                  1,432.0     1,415.7
    Accumulated depreciation and amortization           (999.8)     (949.0)
                                                    ----------  ----------
    Property and equipment, net                          438.9       473.7

Intangible assets, net                                   432.8       431.3
Goodwill                                                 279.8       280.1
Deferred income taxes                                      8.4         5.8
Other assets                                              40.1        42.4
                                                    ----------  ----------

TOTAL ASSETS                                        $  2,274.2  $  2,299.1
                                                    ==========  ==========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt            $      5.5  $      7.1
    Notes payable                                            -         0.9
    Accounts payable                                     216.1       140.2
    Accrued expenses                                     187.8       194.5
    Current liabilities of discontinued operations           -         1.7
                                                    ----------  ----------
Total current liabilities                                409.4       344.4

Long-term debt                                           700.2       882.5
Deferred income taxes                                     70.8        55.2
Other liabilities                                        217.7       248.0
Noncurrent liabilities of discontinued operations            -         0.3

Equity:
    Collective Brands, Inc. shareowners' equity          846.9       741.7
    Noncontrolling interests                              29.2        27.0
                                                    ----------  ----------

Total  equity                                            876.1       768.7
                                                    ----------  ----------

TOTAL LIABILITIES AND EQUITY                        $  2,274.2  $  2,299.1
                                                    ==========  ==========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                        39 Weeks Ended
                                                    ----------------------
                                                    October 30, October 31,
(dollars in millions)                                   2010        2009
                                                    ----------  ----------

OPERATING ACTIVITIES:
Net earnings                                        $    128.2  $     95.1
Loss from discontinued operations, net of income
 taxes                                                       -         0.2
Adjustments for non-cash items included in net
 earnings:
    Loss on impairment and disposal of assets              9.4         8.3
    Depreciation and amortization                        103.9       107.5
    Provision for losses on accounts receivable            1.2         2.1
    Share-based compensation expense                      12.7        12.5
    Deferred income taxes                                  6.8         2.4
    Loss on extinguishment of debt                         1.3           -
    Other, net                                               -        (0.1)
Changes in working capital:
    Accounts Receivable                                  (16.9)       14.4
    Inventories                                          (47.2)       92.9
    Prepaid expenses and other current assets             (2.9)       17.2
    Accounts payable                                      19.2       (32.3)
    Accrued expenses                                       1.6        (3.9)
Changes in other assets and liabilities, net              (3.9)      (11.2)
Contributions to pension plans                               -        (2.5)
Net cash provided by discontinued operations                 -         0.2
                                                    ----------  ----------

Cash flow provided by operating activities               213.4       302.8
                                                    ----------  ----------

INVESTING ACTIVITIES:
Capital expenditures                                     (67.3)      (61.2)
                                                    ----------  ----------

Cash flow used in investing activities                   (67.3)      (61.2)
                                                    ----------  ----------

FINANCING ACTIVITIES:
Proceeds from notes payable                                  -         0.9
Repayment of debt                                       (143.9)      (23.9)
Issuances of common stock                                  8.5         2.9
Purchases of common stock                                (42.9)       (2.3)
Contributions by noncontrolling interests                  2.5         5.5
Distribution to noncontrolling interests                  (8.4)       (4.2)
                                                    ----------  ----------

Cash flow used in financing activities                  (184.2)      (21.1)
                                                    ----------  ----------

Effect of exchange rate changes on cash                    2.9         0.9

(Decrease) Increase in cash and cash equivalents         (35.2)      221.4

Cash and cash equivalents, beginning of year             393.5       249.3
                                                    ----------  ----------
Cash and cash equivalents, end of period            $    358.3  $    470.7
                                                    ==========  ==========

                          COLLECTIVE BRANDS, INC.
                       YEAR-TO-DATE SEGMENT RESULTS
                                (UNAUDITED)

                                     39 Weeks Ended
                                 ----------------------------------------
                                 October 30, October 31,  Change   Change
(dollars in millions)               2010        2009       ($)      (%)
                                 ----------  ----------  -------  -------
NET SALES
  Payless Domestic               $  1,603.5  $  1,695.7  $ (92.2)    (5.4%)
  Payless International               328.3       298.5     29.8     10.0%
  PLG Wholesale                       489.7       398.1     91.6     23.0%
  PLG Retail                          180.4       173.9      6.5      3.7%
                                 ----------  ----------  -------  -------
TOTAL                            $  2,601.9  $  2,566.2  $  35.7      1.4%
                                 ==========  ==========  =======  =======

OPERATING PROFIT
  Payless Domestic               $     91.4  $    110.8  $ (19.4)   (17.5%)
  Payless International                37.8        17.4     20.4    117.2%
  PLG Wholesale                        53.5        21.7     31.8    146.5%
  PLG Retail                            4.4         3.9      0.5    (12.8%)
                                 ----------  ----------  -------  -------
TOTAL                            $    187.1  $    153.8  $  33.3     21.7%
                                 ==========  ==========  =======  =======

                                     39 Weeks Ended
                                 -------------------------------
                                 October 30, October 31,  Change
(dollars in millions)               2010        2009      (BPS)
                                 ----------  ----------  -------
OPERATING MARGIN
  Payless Domestic                      5.7%        6.5%     (80)
  Payless International                11.5%        5.8%     570
  PLG Wholesale                        10.9%        5.5%     540
  PLG Retail                            2.4%        2.2%      20
                                 ----------  ----------  -------
TOTAL                                   7.2%        6.0%     120
                                 ==========  ==========  =======

                          COLLECTIVE BRANDS, INC.
           CALCULATION OF NON-GAAP CONSOLIDATED FREE CASH FLOW
                               (UNAUDITED)

(dollars in millions)

                                                        39 Weeks Ended
                                                    ----------------------
                                                    October 30, October 31,
                                                        2010        2009
                                                    ----------  ----------

Cash flow provided by operating activities          $    213.4  $    302.8
Less: Capital expenditures                                67.3        61.2
                                                    ----------  ----------
Free cash flow                                      $    146.1  $    241.6
                                                    ==========  ==========

                          COLLECTIVE BRANDS, INC.
              CALCULATION OF NON-GAAP CONSOLIDATED NET DEBT
                               (UNAUDITED)

(dollars in millions)

                                                    October 30, October 31,
                                                        2010        2009
                                                    ----------  ----------

Total debt:                                         $    705.7  $    890.5
Less: cash and cash equivalents                          358.3       470.7
                                                    ----------  ----------
Net debt                                            $    347.4  $    419.8
                                                    ==========  ==========

                          COLLECTIVE BRANDS, INC.
        RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS AND GAAP TO
                       NON-GAAP EARNINGS PER SHARE
              FOR THE THIRTEEN WEEKS ENDED OCTOBER 31, 2009
                               (UNAUDITED)

(Dollars and shares in millions, except per share data)

Net earnings attributable to Collective Brands, Inc.
 as reported (GAAP basis)                                       $  36.9

Adjustments                                                         2.5 (a)

                                                                -------
Non-GAAP net earnings attributable to Collective Brands, Inc.   $  39.4
                                                                =======

Diluted earnings per share attributable to Collective
 Brands, Inc. common shareholders as reported (GAAP basis)      $  0.57

Adjustments                                                        0.04

                                                                -------
Non-GAAP diluted earnings per share attributable to
 Collective Brands, Inc. common shareholders                    $  0.61
                                                                =======

Note to adjustments:

(a) Represents $2.5 million for litigation settlement, net of insurance recoveries, and $1.6 million of severance charges, net of taxes of
    $1.6 million.

Investment Community Contact:
James Grant
(785) 559-5321

Media Contact:
Mardi Larson
(612) 928-0202